UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 21, 2005 (June 18, 2005)
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant's telephone number, including area code:   (724) 837-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event.

        On July 18, 2005, the United States District Court for the Southern District of New York (the “Court”): (a) ruled against Allegheny Energy, Inc. (“AE”) and its subsidiary, Allegheny Energy Supply Company, LLC (“AE Supply”), on their breach of contract and fraudulent inducement counterclaims against Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Merrill Lynch Capital Services Inc. (“Merrill Lynch Capital”), (b) ordered AE to pay Merrill Lynch, Merrill Lynch Capital and ML IBK Positions, Inc. (together, “Merrill”) $115 million, plus interest, on Merrill’s breach of contract claim against AE, and (c) ordered Merrill to return its interest in AE Supply to AE. AE issued a press release announcing its intent to appeal the Court’s decision. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2005	ALLEGHENY ENERGY, INC. By: /s/ Hyun Park —————————————— Name: Hyun Park Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release